Exhibit 99.1
Financial News Release

CONTACTS:
Danny Herron	Annie Leschin/Vanessa Lehr
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
danny.herron@aei.com	ir@aei.com
ADVANCED ENERGY ANNOUNCES THIRD QUARTER RESULTS
•	Revenue of $128.5 million
•	Results include a restructuring charge of $3.1 million
•	Cash increased to $155 million
Fort Collins, Colo., November 1, 2011 — Advanced Energy Industries, Inc. (Nasdaq GM: AEIS) today announced financial results for the third quarter ended September 30, 2011. The company posted third quarter sales of $128.5 million, operating income of 8.3% of sales and diluted earnings per share from continuing operations of $0.16. On a non-GAAP basis, income generated from operations was 10.7% of sales and earnings from our continuing operations on a per share basis were $0.21. The non-GAAP measures exclude the impact of the previously-announced $3.1 million restructuring charge recorded in the third quarter. A reconciliation of non-GAAP income from operations and per share earnings is provided in the tables.
“Tenuous macroeconomic conditions coupled with continuing declines in capital equipment spending pressured our Thin Films business this quarter. We continue to see revenue growth in our Solar Energy business as orders increased and the deployment of our previously announced utility scale projects continued,” said Garry Rogerson, chief executive officer. “By taking pro-active measures to re-align our resources and cost structure, Advanced Energy will be better positioned to make strategic investments that we expect will extend our leadership and improve profitability in the future. During the quarter, cash increased by $9 million as working capital declined during the quarter.”
Thin Films Business Unit
Thin Films business unit sales were $76.8 million versus $103.6 million in the third quarter of 2010. On a sequential basis, Thin Films sales declined 21.1% from $97.3 million in the second quarter of 2011. Industry conditions across most of the company’s thin films end markets weakened this quarter. Semiconductor equipment sales slowed as manufacturers limited purchases due to low fab utilization rates. The thin film renewables market continued to experience panel overcapacity and pricing pressure, while the flat panel display market is undergoing a pause in investment as capacity comes on line.

Solar Energy Business Unit
Solar Energy business unit sales were $51.7 million in the quarter versus $37.4 million in the same period of 2010. On a sequential basis, Solar Energy sales increased 26.7% from $40.8 million in the second quarter of 2011. Despite the solar panel industry’s struggle with significant oversupply and ongoing price declines, inverter sales grew once again this quarter due to utility-scale shipments from large projects wins announced earlier this year.
Income from Continuing Operations
Income from continuing operations was $7.2 million or $0.16 per diluted share, compared to income from continuing operations of $17.6 million or $0.40 per diluted share in the same period last year. Income from continuing operations was $13.5 million or $0.31 in the second quarter of 2011. On a non-GAAP basis, excluding the impact of the restructuring charge, continuing operations generated income for the quarter of $9.3 million or $0.21 per share.
Restructuring Charge
The restructuring charge incurred in the quarter related to the restructuring plan that was announced on September 28, 2011. Under the first phase of the plan, Advanced Energy will align its engineering resources with the geographic footprint of its customer base. By localizing R&D within the major geographies it serves, the company will improve its time to market and distance to key customers, creating a more highly-focused and responsive development team. The company will also transition the manufacture of certain solar inverter subcomponents to its Shenzhen factory. This will lower product costs for its Solar Energy business worldwide and enable regional fulfillment for complete products in the growing Asian market. The anticipated savings from the restructuring are approximately $6 million annually for the first phase.
The second phase will be implemented over the next 12 to 18 months as the company reduces its cost structure, closes facilities and relocates certain functions to different regions worldwide. As a result, the company anticipates further charges in the amount of $8 to $12 million, principally for space consolidation, and another $1 million in additional severance costs over this timeframe. Once complete, these two phases of the restructuring plan, along with other cost savings initiatives and margin improvements, are expected to deliver annual savings of approximately $16 to $20 million.

Fourth Quarter 2011 Guidance
The Company anticipates fourth quarter 2011 results from continuing operations, to be within the following ranges:
•	Sales of $105 million to $120 million
•	Non-GAAP earnings per share of approximately breakeven
Third Quarter 2011 Conference Call
Management will host a conference call tomorrow, Wednesday, November 2, 2011, at 8:30 a.m. Eastern Daylight Time to discuss Advanced Energy’s financial results. Domestic callers may access this conference call by dialing 800-706-7748. International callers may access the call by dialing 617-614-3473. Participants will need to provide a conference pass code 72488976. For a replay of this teleconference, please call 888-286-8010 or 617-801-6888, and enter the pass code 48571613. The replay will be available for two weeks following the conference call. A webcast will also be available on the Investor Relations web page at http://ir.advanced-energy.com.
About Advanced Energy
Advanced Energy is a global leader in innovative power and control technologies for high-growth, thin-films manufacturing and solar-power generation. Founded in 1981, Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.
This release includes non-GAAP operating, net income and earnings per share data. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Advanced Energy believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Additionally, the Company believes that these non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provides investors with additional perspective. The Company further believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in the Company’s GAAP financial results in the foreseeable future. The use of non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures.

For additional information on the items excluded from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.
Forward-Looking Language
The Company’s expectations with respect to guidance to financial results for the fourth quarter ending December 31, 2011 and statements that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: the effects of global macroeconomic conditions upon demand for our products, the volatility and cyclicality of the industries the company serves, particularly the semiconductor industry, the continuation of RPS (renewable portfolio standards), the timing and availability of incentives and grant programs in the US and Europe related to the renewable energy market, renewable energy project delays resulting from solar panel price declines and increased competition in the solar inverter equipment market, the timing of orders received from customers, the company’s ability to realize benefits from cost improvement efforts and any restructuring plans; the ability to source materials and manufacture products, and unanticipated changes to management’s estimates, reserves or allowances. These and other risks are described in Advanced Energy’s Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC’s website at www.sec.gov. Copies may also be obtained from Advanced Energy’s website at www.advancedenergy.com or by contacting Advanced Energy’s investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release.
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ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2011	2010	2011	2011	2010

SALES	$128,498	$140,966	$138,154	$404,304	$310,760
COST OF SALES	79,651	80,276	82,777	238,035	176,304

GROSS PROFIT	48,847	60,690	55,377	166,269	134,456
	38.0%	43.1%	40.1%	41.1%	43.3%
OPERATING EXPENSES:
Research and development	17,592	16,672	17,137	50,591	41,329
Selling, general and administrative	16,473	20,545	20,001	57,379	49,955
Restructuring charges	3,119			3,119
Amortization of intangible assets	989	1,177	921	2,831	1,945

Total operating expenses	38,173	38,394	38,059	113,920	93,229

Operating income	10,674	22,296	17,318	52,349	41,227

Other income (loss), net	(259)	1,224	92	496	1,828

Income from continuing operations before income taxes	10,415	23,520	17,410	52,845	43,055
Provision for income taxes	3,244	5,964	3,898	13,396	9,192

INCOME FROM CONTINUING OPERATIONS, NET OF INCOME TAXES	7,171	17,556	13,512	39,449	33,863

Income (loss) from discontinued operations, net of income taxes	(579)	2,392	74	(365)	5,921

NET INCOME	$6,592	$19,948	$13,586	$39,084	$39,784

Basic weighted-average common shares outstanding	43,535	43,254	43,571	43,515	42,711
Diluted weighted-average common shares outstanding	43,819	43,849	44,187	44,056	43,293

EARNINGS PER SHARE:
CONTINUING OPERATIONS:
BASIC EARNINGS PER SHARE	$0.16	$0.41	$0.31	$0.91	$0.79
DILUTED EARNINGS PER SHARE	$0.16	$0.40	$0.31	$0.90	$0.78

DISCONTINUED OPERATIONS
BASIC EARNINGS PER SHARE	$(0.01)	$0.06	$0.00	$(0.01)	$0.14
DILUTED EARNINGS PER SHARE	$(0.01)	$0.05	$0.00	$(0.01)	$0.14

NET INCOME:
BASIC EARNINGS PER SHARE	$0.15	$0.46	$0.31	$0.90	$0.93
DILUTED EARNINGS PER SHARE	$0.15	$0.45	$0.31	$0.89	$0.92

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2011	2010
	UNAUDITED	AUDITED
ASSETS

Current assets:
Cash and cash equivalents	$132,253	$130,914
Marketable securities	22,669	9,640
Accounts receivable, net	132,048	119,893
Inventories, net	92,822	77,593
Deferred income taxes	7,689	7,510
Income taxes receivable	6,570	6,061
Other current assets	12,393	10,156

Total current assets	406,444	361,767

Property and equipment, net	40,837	34,569

Deposits and other	8,868	8,874
Goodwill and intangibles, net	92,105	96,781
Deferred income tax assets, net	5,176	3,166

Total assets	$553,430	$505,157

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$50,559	$56,185
Other accrued expenses	45,999	46,140

Total current liabilities	96,558	102,325

Long-term liabilities	31,775	28,864

Total liabilities	128,333	131,189

Stockholders’ equity	425,097	373,968

Total liabilities and stockholders’ equity	$553,430	$505,157

ADVANCED ENERGY INDUSTRIES, INC.
SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2011	2010	2011	2011	2010
SALES:
Thin Films	$76,764	$103,616	$97,331	$274,194	$256,736
Solar Energy	51,734	37,350	40,823	130,110	54,024

Total Sales	128,498	140,966	138,154	404,304	310,760

OPERATING INCOME:
Thin Films	$16,015		$20,042	$60,881
Solar Energy	1,259		321	4,092

Total segment operating income	17,274		20,363	64,973
Corporate expenses	(6,600)		(3,045)	(12,624)
Other income, net	(259)		92	496

Income from continuing operations before income taxes	$10,415		$17,410	$52,845

ADVANCED ENERGY INDUSTRIES, INC.
SELECTED OTHER DATA (UNAUDITED)
(in thousands)

Three Months
Ended
Reconciliation of Non-GAAP measure - income from operations	September 30,
without restructuring charge	2011

Operating Income, as reported	$10,674
Add back:
Restructuring charge	3,119

Income from operations without resturcturing charge	$13,793

Three Months
Ended
September 30,
Reconciliation of Non-GAAP measure - income without restructuring charge	2011

Income from continuing operations, net of tax, as reported	$7,171
Add back:
Restructuring charge, net of tax benefit	2,136

Income without restructuring charge	$9,307

Three Months
Ended
Reconciliation of Non-GAAP measure - per share earnings from	September 30,
continuing operations without restructuring charge	2011

Diluted earnings per share from continuing operations, as reported	$0.16
Add back:
per share impact of restructuring charge, net of tax benefit	0.05

Per share earnings from continuing operations without restructuring charge	$0.21